UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 1, 2012 (August 1, 2012)

MGT Capital Investments, Inc.

 (Exact Name of Registrant as Specified in Its Charter)

Delaware	0-26886	13-4148725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Mamaroneck Avenue, Suite 204

Harrison, NY 10528

 (Address of principal executive offices, including zip code)

(914) 630-7430

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

A special meeting of MGT Capital Investments, Inc.'s (the “Company”) shareholders (the “Meeting”) was held on August 1, 2012, at the offices of Gersten Savage LLP in New York, New York.  The Company filed its definitive proxy statement for the proposals voted upon at the Meeting with the U.S. Securities and Exchange Commission on July 10, 2012.

On June 29, 2012 the record date for the Meeting, 2,105,187 shares of the Company’s common stock, $0.001 par value per share (the Common Stock”), were issued and outstanding. A quorum of shares of Common Stock, 1,083,346 (51.4%), were present or represented at the Meeting. There were no broker non-votes. The Company’s stockholders voted on the following three proposals:

(1) a proposal to approve the potential issuance of up to 2,256,667 shares of common stock, par value $0.001 of the Company in connection with a Securities Purchase Agreement by and between the Company and Hudson Bay Fund Ltd (the “Hudson Bay Issuance”).

The stockholders approved the Hudson Bay Issuance as follows:

For	Against	Abstained
1,065,803	7,565	9,978

(2) a proposal to approve the potential issuance of up to 600,000 shares of common stock, par value $0.001 of the Company in connection with a Contribution and Sale Agreement by and between the Company, J&S Gaming, Inc. and MGT Gaming, Inc. (the “J&S Issuance”).

The stockholders approved the J&S Issuance as follows:

For	Against	Abstained
1,064,393	8,975	9,978

(3) a proposal to approve the issuance of up to 33,000 shares of restricted common stock, par value $0.001 of the Company to certain former directors of the Company in lieu of fees payable for past services (the “Director Issuance”).

The stockholders approved the Director Issuance as follows:

For	Against	Abstained
1,041,713	30,155	11,478

Item 9.01.  Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired

Not applicable.

(b)  Pro forma Financial Information

Not applicable.

(c)  Shell Company Transactions

Not applicable.

(d)  Exhibits

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2012	MGT CAPITAL INVESTMENTS, INC.

	By:	/s/ Robert B. Ladd
Name: Robert B. Ladd Title: President and CEO